Exhibit 10

1996 STOCK INCENTIVE PLAN
OF
US AIRWAYS GROUP, INC.
(as amended and restated as of March 19, 2002)

          1.     PURPOSE. The purpose of this Stock Incentive Plan is to advance the interests of the Corporation by encouraging the acquisition of a larger personal proprietary interest in the Corporation by key employees of the Corporation and of its Subsidiaries upon whose judgment and dedication the Corporation is largely dependent for the successful conduct of its business. It is anticipated that the acquisition of such proprietary interest in the Corporation will stimulate the efforts of such key employees on behalf of the Corporation and strengthen their desire to remain with the Corporation or its Subsidiaries and that the opportunity to acquire such a proprietary interest will enable the Corporation and its Subsidiaries to attract and retain desirable personnel.

          2.     DEFINITIONS. When used in this Plan, unless the context otherwise requires:

   (a)   "Affiliate" shall mean a person or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Corporation.

   (b)   "Board" shall mean the Board of Directors of the Corporation.

   (c)   "Cause" shall mean an act or acts of personal dishonesty taken by optionee and intended to result in substantial personal enrichment at the expense of the Corporation or any of its Subsidiaries or the conviction of optionee of a felony.

   (d)   "Change of Control" shall mean:

          (i)     The acquisition by an individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (A) the then outstanding shares of common stock of the Corporation (the "Outstanding Group Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Group Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control:

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(v) any acquisition directly from the Corporation, (w) any acquisition by the Corporation or any of its subsidiaries, (x) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any of its subsidiaries, (y) any acquisition by any corporation with respect to which, following such acquisition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors, is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were beneficial owners, respectively of the Outstanding Group Common Stock and Outstanding Group Voting Securities in substantially the same proportions as their ownership, immediately prior to such acquisition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be or (z) any acquisition by an individual, entity or group that, pursuant to Rule 13d-1 promulgated under the Exchange Act, is permitted to, and actually does, report its beneficial ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13G (or any successor Schedule); provided further, that if any such individual, entity or group subsequently becomes required to or does report its ownership of Outstanding Group Common Stock and Outstanding Group Voting Securities on Schedule 13D (or any successor Schedule) then, for purposes of this Section 2(d)(i), such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so file, beneficial ownership of all of the Outstanding Group Common Stock and Outstanding Group Voting Securities beneficially owned by it on such date; or

          (ii)     Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A

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promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents; or

          (iii)     There is consummated a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 85% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such reorganization, merger or consolidation (or any parent thereof) in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Group Common Stock and the Outstanding Group Voting Securities, as the case may be; or

          (iv)     Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation or the consummation of the sale or other disposition of all or substantially all of the assets of the Corporation, other than to a corporation with respect to which, following such sale or other disposition, more than 85% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Group Common Stock and Outstanding Group Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Group Common Stock and Outstanding Group Voting Securities, as the case may be.

   (e)   "Code" shall mean the Internal Revenue Code of 1986, as amended.

   (f)   "Committee" shall mean the Human Resources Committee of the Board or such other committee as may be designated by the Board.

   (g)   "Corporation" shall mean US Airways Group, Inc.

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   (h)   "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

   (i)   "Fair Market Value" shall mean the average of the high and low sales prices of the Shares as reported on the New York Stock Exchange Composite Tape on the date as of which such value is being determined or, if there shall be no sale on that date, then on the last previous day on which a sale was reported, provided, however, that during the 60-day period from and after a Change of Control, "Fair Market Value" shall mean the higher of (X) the highest reported sales price, regular way, of Shares on the New York Stock Exchange Composite Tape during the 60-day period prior to the Change of Control and (Y) if the Change of Control is the result of a transaction or series of transactions described in paragraphs (i), (iii) or (iv) of the definition of "Change of Control" herein, the highest price for Shares paid in such transaction or series of transactions which in the case of such paragraph (i) shall be the highest price for Shares as reflected in a Schedule 13D filed under the Exchange Act by the person having made the acquisition.

   (j)   "Options" shall mean the stock options issued pursuant to Section 5 hereof.

   (k)   "Plan" shall mean the 1996 Stock Incentive Plan of US Airways Group, Inc., as such Plan may be amended from time to time.

   (l)   "Restricted Period" means the period selected by the Committee pursuant to Section 6 hereof.

   (m)   "Restricted Stock" means Shares which have been awarded to a grantee subject to the restrictions referred to in Section 6 hereof so long as such restrictions are in effect.

   (n)   "Share" shall mean a share of common stock of the Corporation.

   (o)   "Subsidiary" shall mean any corporation more than 50% of whose stock having general voting power is owned by the Corporation or by a Subsidiary of the Corporation.

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          3.     ADMINISTRATION. The Plan shall be administered by the Committee which, unless otherwise determined by the Board, shall consist of not less than two directors of the Corporation, each of whom shall qualify as a "disinterested director" (within the meaning of Rule 16b-3 promulgated under Section 16(b) of the Exchange Act) and as an "outside director" (within the meaning of Section 162(m)(4)(c) of the Code). Except to the extent of adjustments authorized pursuant to Section 11 hereof, no more than 13,100,000 Shares may be issued pursuant to Options and Restricted Stock awards granted under this Plan. Such Shares may be (a) with respect to 8,100,000 Shares issued hereunder, either treasury Shares or authorized but unissued Shares and (b) with respect to 5,000,000 Shares, treasury shares only. Any Shares subject to Options or Restricted Stock awards may thereafter be subject to new grants under this Plan if there is a lapse, expiration or termination of any such Options or Restricted Stock awards prior to issuance of the Shares or if Shares are issued hereunder and thereafter reacquired by the Corporation pursuant to rights reserved by the Corporation in connection with the issuance thereof. No individual may be granted Options or Restricted Stock awards with respect to more than an aggregate of 1,650,000 Shares in any one calendar year.

          The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine advisable to make the Plan, Options, and Restricted Stock effective or provide for their administration, and may take such other action with regard to the Plan, Options, and Restricted Stock as it shall deem desirable to effectuate their purpose. The Committee may require that any Options granted be exercisable in installments. A determination of the Committee as to any questions which may arise with respect to the interpretation of the provisions of the Plan, Options and Restricted Stock shall be final.

          This Plan shall constitute an amendment and restatement of the Corporation's 1988 Stock Incentive Plan with respect to the Shares reserved thereunder for which awards had not yet been granted thereunder as of the date of adoption of this Plan by the Board (or which again become available upon the lapse, expiration or termination of any award previously made thereunder). Options and other awards with respect to such Shares may be granted hereunder by the Committee in accordance with the terms of this Plan.

          4.     PARTICIPANTS. Options and Restricted Stock may be granted under the Plan to any key employee of the Corporation or any Subsidiary or to any individual in contemplation of becoming a key employee of the Corporation or any Subsidiary. The individuals to whom Options and Restricted Stock are to be offered under the Plan and the number of Shares to be optioned and Restricted Stock to be issued

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to each such individual shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of the Plan.

          5.     OPTIONS. The number of Shares to be optioned to any eligible person shall be determined by the Committee in its sole discretion. The Committee shall be entitled to issue Options at different times to the same person. Options shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Chief Executive Officer, provided that the terms and conditions of each such agreement are not inconsistent with this Plan.

          The purchase price per Share for the Shares to be purchased pursuant to the exercise of any Option shall be fixed by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date such Option is granted; provided, however, for purposes of any grant of Options by the Committee the meaning of Fair Market Value shall be as defined in Section 2(i) hereof without regard to the proviso in such definition. No Option granted under the Plan shall be exercisable after ten years and one month from the date it was granted or such earlier or later date as shall be established by the Committee.

          Except as otherwise provided herein, an Option shall be exercisable by the holder at such rate and times as may be fixed by the Committee, but not sooner than approval of the Plan by the stockholders of the Corporation; provided, however, upon a Change of Control, all Options shall become immediately exercisable. The Committee may provide that the Option shall not be exercisable, in whole or in part, except upon the fulfillment of specific defined conditions. No Option may at any time be exercised in part with respect to fewer than 100 Shares unless fewer than 100 Shares remain in the Option grant being exercised.

          Options shall be exercised by written notice to the Secretary of the Corporation (or the Secretary's designated agent) in such form as is from time to time prescribed by the Committee and by the payment in full of the aggregate exercise price of the Options being exercised. Payment of the purchase price upon exercise of any Option shall be made (A) in cash or (B) in whole or in part, (i) in Shares valued at Fair Market Value on the date of exercise or (ii) with respect to the exercise of Options which are not incentive stock options, as defined in Section 422 of the Code, by electing to have the Corporation withhold a number of shares of common stock otherwise receivable upon exercise, the value of such withheld shares determined by the Fair Market Value on the date of exercise; provided, however, that during the 60-day period from and after a Change of Control all optionees with respect to any or all of their respective Options shall, unless the Committee shall determine otherwise at the time of grant, have the right,

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in lieu of the payment of the full option price of the Shares being purchased under the Options and by giving written notice to the Corporation in form satisfactory to the Committee, to elect (within such 60-day period) to surrender all or part of the Options to the Corporation and to receive in cash an amount equal to the amount by which the Fair Market Value of Shares on the date of exercise exceeds the option price per Share under the Options multiplied by the number of Shares granted under the Options as to which the right granted by this proviso shall have been exercised. Such written notice shall specify the optionee's election to purchase Shares granted under the Options or to receive the cash payment referred to in the proviso to the immediately preceding sentence.

          6.     RESTRICTED STOCK. Subject to the terms of the Plan, the Committee shall determine and designate the recipients of Restricted Stock awards, the dates on which such awards are to be granted, the number of Shares subject to such awards, and the restrictions applicable to such awards. Restricted Stock awards shall be subject to such terms and conditions and evidenced by agreements in such form as shall be determined from time to time by the Chief Executive Officer, provided that the terms and conditions of each such agreement are not inconsistent with this Plan. Notwithstanding any provision of the Plan or of any agreement evidencing the grant of Restricted Stock hereunder to the contrary, all restrictions on shares of Restricted Stock awarded prior to May 16, 2000 shall lapse upon the consummation of any reorganization, merger or consolidation described in Section 2(d)(iii), irrespective of the termination of the Participant's employment as a result of such reorganization, merger or consolidation.

          7.     NONTRANSFERABILITY OF OPTIONS AND RESTRICTED STOCK. Options and Restricted Stock shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution to the extent provided herein, and Options may be exercised during the holder's lifetime only by the holder thereof.

          8.     TAX WITHHOLDING. If as a result of: (a) the exercise of any Options or the disposition of any Shares acquired pursuant to such exercise, or (b) the lapse of any restrictions on the disposition of Restricted Stock, the Corporation or Subsidiary shall be required to withhold any amounts by reason of any Federal, state or local tax rules or regulations, the Corporation or Subsidiary shall be entitled to deduct and withhold such amounts from any cash payments to be made to the holder. In any event, the holder shall make available to the Corporation or Subsidiary, promptly when required, sufficient funds to meet the requirement for such withholding; and the Committee shall be entitled to take and authorize such steps as it may deem advisable in order to have such funds available to the Corporation or Subsidiary when required. Notwithstanding the foregoing, the holder shall have the right to satisfy such withholding,

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in whole or in part, in Shares (including by having the Corporation withhold Shares otherwise issuable in respect of such Options or Restricted Stock) valued at Fair Market Value on the date of exercise or lapse of restrictions, as applicable.

          9.     TAX LIABILITY. Subject to the Committee's discretion, agreements between the Corporation and grantees in connection with awards of Options or Restricted Stock may provide for the payment by the Corporation of a supplemental cash payment to grantees promptly after the exercise of an Option, or promptly after the date on which the shares of Restricted Stock awarded are included in the gross income of the grantee under the Code. Such supplemental cash payments, to the extent determined by the Committee, shall provide for the payment of such amounts as may be necessary to result in the grantee not having any incremental tax liability as a result of such exercise or inclusion in grantee's gross income. The determination of the amount of any supplemental cash payments by the Committee shall be conclusive.

          10.     TERMINATION OF EMPLOYMENT. Notwithstanding any provision of the Plan to the contrary, (i) upon the termination of employment of an Optionee with the Corporation and all Subsidiaries other than for Cause, the optionee (or the optionee's estate in the event of the optionee's death) shall have the privilege of exercising any unexercised Options which the optionee could have exercised at the time of such termination of employment at any time until the end of six months following such termination of employment and (ii) upon the termination of employment of an optionee with the Corporation and all Subsidiaries for Cause, all unexercised Options of such optionee shall terminate ten days after such termination of employment.

          The Committee may permit individual exceptions to the requirements of this section by extending the period in which Options may be exercised, provided, however, that no Options may be extended past the earlier to occur of (i) their expiration date or (ii) five years following termination of employment.

          11.     ADJUSTMENT OF OPTIONED SHARES. If prior to the complete exercise of any Option there shall be declared and paid a stock dividend upon the Shares of the Corporation or if the Shares shall be split-up, converted, reclassified, or changed into, or exchanged for, a different number or kind of securities of the Corporation, the Option, to the extent that it has not been exercised, shall entitle the holder upon the future exercise of such Option to such number and kind of securities or other property subject to the terms of the Option to which he would be entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, reclassification, change or exchange; and the aggregate purchase price upon the future exercise of the Option shall be the same as if

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originally optioned Shares were being purchased thereunder. If any such event should occur, the number of Shares with respect to which Options remain to be issued, or with respect to which Options may be reissued, shall be similarly adjusted.

          In the event the outstanding Shares shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassification, merger, consolidation, combination or similar transaction, then each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the Shares subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if the kind or amount of capital stock or cash, securities or other property received in such transaction is not the same for each outstanding Share, then the kind or amount of capital stock or cash, securities or other property for which the Option shall thereafter become exercisable shall be the kind and amount so receivable per Share by a plurality of the Shares, and provided further that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option.

          12.     ISSUANCE OF SHARES AND COMPLIANCE WITH SECURITIES ACT. The Corporation may postpone the issuance and delivery of Shares upon any exercise of an Option, or upon any lapsing of restriction on any shares of Restricted Stock until (a) the admission of such Shares to listing on any stock exchange on which Shares are then listed and (b) the completion of such registration or other qualification of such Shares under any state or Federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. Any person exercising an Option and any grantee of Restricted Stock shall make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in light of the then existence or nonexistence with respect to such Shares of an effective registration statement under the Securities Act of 1933, as from time to time amended, to issue the Shares in compliance with the provisions of that or any comparable act.

          13.     AMENDMENT OF THE PLAN. The Committee may at any time discontinue the Plan or the grant of any additional Options or Restricted Stock under the Plan. Except as hereinafter provided, the Committee may from time to time amend the Plan and the terms and conditions of any Options or Restricted Stock not theretofore issued, and the Committee, with the consent of the affected holder of an Option or Restricted Stock, may at any time withdraw or from time to time amend the Plan and the

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terms and conditions of such Option or Restricted Stock as have been theretofore granted.

          14.     EFFECTIVENESS AND TERM OF THE PLAN. The Plan shall become effective and in full force and effect upon its approval by the holders of a majority of the Shares present or represented and entitled to vote at the 1996 annual meeting of the stockholders of the Corporation and, unless sooner terminated by the Committee pursuant to Section 13 hereof, the Plan shall terminate on the date ten years after such approval. No Option or Restricted Stock may be granted or awarded after termination of the Plan. Termination of the Plan shall not affect the validity of any Option or Restricted Stock outstanding on the date of such termination.

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